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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF IPC HOLDINGS, LTD,:

IPCRe Limited
IPCRe Underwriting Services Limited

SUBSIDIARIES OF IPCRE LIMITED:

IPCRe Europe Limited